SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/  Soliciting Material Pursuant to Section 240.14a-12

                        PRINTWARE, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ----------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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     4) Proposed maximum aggregate value of transaction:
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     5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
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     2) Form, Schedule or Registration Statement No.:
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     3) Filing Party:
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     4) Date Filed:
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                                                         Filed by the Company
                                            Pursuant to Section 240.14a-12 of
                                          the Securities Exchange Act of 1934
                                             Subject Company: PRINTWARE, INC.
                                            Commission File Number: 000-20729

                                               April 27, 2000

                                 --CAUTION--

         IMPORTANT DEVELOPMENT REGARDING THIS YEAR'S ANNUAL MEETING

Dear Fellow Shareholder:

     A small group of dissident shareholders, headed by arbitrageur Gary Kohler and calling themselves the Shareholders' Committee To Improve Printware Shareholder Value, have commenced a proxy contest in connection with the annual meeting scheduled to be held on June 7, 2000. You may have already received the dissident's proxy materials. Two of the three dissidents want to elect themselves and their hand-picked nominees to your Board of Directors and replace the highly-qualified nominees proposed by your Board. The dissidents also are seeking your support for their shareholder proposal to expand the Board and complete their takeover of your company. Please wait for the Company's proxy material to become available. Until then, we caution you not to sign any GREEN proxy cards which these dissidents may send you.

     Your Board of Directors deeply regrets that the dissidents have started what promises to be an expensive and disruptive proxy contest. We assure you that your Board is committed to maximizing shareholder value, as evidenced by the announcement of our most recent quarterly results, and will continue to manage your Company's affairs in the best interests of ALL of its shareholders. In light of the proxy contest, your vote will be extremely important regardless of the number of shares you own. We again urge you not to sign any proxy you may receive from the dissidents. We will continue to keep you informed of all significant developments.

     On behalf of your Board of Directors, thank-you for your continued support.

                                  Sincerely,

                                  /s/ Daniel A. Baker

                                  Daniel A. Baker, Ph.D.
                                  President and
                                  Chief Executive Officer

THE OFFICERS AND DIRECTORS OF PRINTWARE ARE PARTICIPANTS IN A SOLICITATION, AS DEFINED IN THE RULES PROMULGATED UNDER SECTION 14A OF THE SECURITIES AND EXCHANGE ACT OF 1934, IN CONNECTION WITH THE ANNUAL MEETING OF PRINTWARE THAT CONVENED APRIL 13, 2000, ADJOURNED TO APRIL 20, AND WILL BE RECONVENED JUNE 7, 2000. INFORMATION CONCERNING THE PARTICIPANTS INCLUDING, THEIR DIRECT AND INDIRECT SECURITY HOLDINGS, CAN BE FOUND IN PRINTWARE'S PRELIMINARY PROXY STATEMENT INCLUDING ITS ANNEX A, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 19, 2000.

                                                        (continued on reverse)
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INVESTORS AND SHAREHOLDERS SHOULD READ PRINTWARE'S PRELIMINARY PROXY
STATEMENT WITH RESPECT TO ITS SOLICITATION OF PROXIES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND ITS DEFINITIVE PROXY STATEMENT TO BE FILED WITH THE COMMISSION, BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION. INVESTORS AND SHAREHOLDERS MAY OBTAIN A FREE COPY OF THE PRELIMINARY AND THE DEFINITIVE PROXY STATEMENTS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY PRINTWARE WITH THE COMMISSION AT THE COMMISSION'S INTERNET ADDRESS AT WWW.SEC.GOV. THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS (WHEN AVAILABLE) AND OTHER DOCUMENTS MAY ALSO BE OBTAINED FREE FROM PRINTWARE BY DIRECTING A REQUEST TO PRINTWARE'S PROXY SOLICITOR, D.F. KING & CO., INC. AT
(800) 290-6426.